UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Partner Reinsurance Company of the U.S. (“PartnerRe US”), a wholly-owned subsidiary of PartnerRe Ltd. (the “Company”), entered into an executive employment agreement with Mr. Tad Walker (age 48), the President and CEO of PartnerRe US, effective as of January 1, 2009.

Pursuant to the executive employment agreement, Mr. Walker shall perform the duties and exercise the powers that are consistent with the position of President and CEO of PartnerRe US and other prescribed duties and services, and shall report initially to the Deputy Chairman of PartnerRe US and thereafter, to the Chief Executive Officer of the Company. Mr. Walker shall generally perform his duties in the United States except for reasonably necessary business travel.

Mr. Walker’s compensation consists of US$525,000 annual base salary, as well as annual incentive compensation and equity awards as determined by the Company’s Compensation Committee in accordance with the respective guidelines and plans.

Mr. Walker’s employment will be terminated upon his death, disability or retirement, or by him with Good Reason (as defined in the employment agreement) at any time or without Good Reason by providing twelve months written notice, or by PartnerRe US with Cause (as defined in the employment agreement) at any time or without Cause by providing twelve months written notice. Upon the termination of his employment under certain circumstances, Mr. Walker will be entitled to certain termination-related compensation and benefits.

The agreement also contains indemnification, non-compete, non-disclosure and certain other provisions.

This summary is qualified by the entirety of the terms and conditions set forth in the executive employment agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement between Partner Reinsurance Company of the U.S. and Tad Walker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	January 6, 2009	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Associate General Counsel

Index to Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between Partner Reinsurance Company of the U.S. and Tad Walker